EXHIBIT 4.15

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN AND WILL NOT BE, AS OF THE TIME OF ISSUANCE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR ANY EXEMPTION THEREFROM UNDER SUCH ACT. THIS WARRANT AND SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS WARRANT.

                      PACIFIC AEROSPACE & ELECTRONICS, INC.

                          COMMON STOCK PURCHASE WARRANT

                              Expiring May 22, 2001


                                                                February 5, 1998

     PACIFIC AEROSPACE & ELECTRONICS, INC., a Washington corporation (the "Company"), for value received, hereby certifies that ROBERT L. SMITH UNIFIED CREDIT TRUST ("Holder"), is entitled to purchase THIRTY-SEVEN THOUSAND FIVE HUNDRED (37,500) shares of the Company's voting common stock, par value $.001 per share (the "Warrant Stock"), at the times and according to the terms set forth in this Warrant.

     The Company's predecessor, PCT Holdings, Inc. ("PCTH") issued a Common Stock Purchase Warrant to Robert L. Smith on May 22, 1996, which entitled the holder to purchase 37,500 shares of PCTH's common stock for $4.80 per share (the "PCTH Warrant"). As a result of the reincorporation merger of the Company and PCTH on November 30, 1996, the right of the holder of the PCTH Warrant to purchase shares of PCTH's common stock was converted automatically into the right to purchase the same number of shares of the Company's common stock. This Common Stock Purchase Warrant (the "Warrant") is otherwise in all respects the same as the PCTH Warrant and is issued to replace the PCTH Warrant. Furthermore, this Warrant is issued, pursuant to Section 8 of the PCTH Warrant, to evidence the transfer of the PCTH Warrant from Robert L. Smith, who is now deceased, to the Holder. This Warrant supersedes and replaces the PCTH Warrant in its entirety, and the PCTH Warrant shall from the date hereof be null and void.

     1. Terms of Warrant. This Warrant is being issued by the Company as a fee in connection with and pursuant to that certain Amended and Restated Promissory Note of even date herewith (the "Promissory Note") made by PCTH and payable to Holder. This Warrant shall be exercisable at any time after the date hereof. The exercise price (the "Exercise Price") of this Warrant shall be $4.80 per share of the Warrant Stock acquired upon any such exercise.

     2. Exercise of Warrant. The holder of this Warrant may exercise it during normal business hours on any business day after the date hereof and before 5:00 p.m., P.S.T., on May

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22, 2001, or if such date is a day on which federal or state chartered banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, by surrendering this Warrant to the Company at the Company's principal office, accompanied by an executed subscription agreement in substantially the form annexed hereto as Exhibit "A" and by payment, in cash or by certified or official bank check payable to the order of the Company, or by any combination of such methods, in the amount obtained by multiplying (a) the number of Warrant Stock designated in such subscription by
(b) the Exercise Price, whereupon such holder shall be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock as is indicated on the subscription.

     3. Partial Exercise Allowed; Issuance of Substitute Warrant. This Warrant is exercisable in whole or in part by Holder. In the event Holder exercises this Warrant with respect to only a portion of the Warrant Stock that could be acquired upon exercise, a replacement Warrant ("Replacement Warrant") with identical terms except for a corresponding reduction of the number of shares of Warrant Stock receivable upon exercise of the Replacement Warrant shall be issued by the Company within three (3) business days after any such partial exercise.

     4. When Exercise Effective. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the business day on which this Warrant shall have been surrendered to the Company as provided in Section 2, and at such time the person or persons in whose name or names any certificate or certificates for shares of Warrant Stock shall be issued upon such exercise shall be deemed for all corporate purposes to have become the holder of record thereof.

     5. Delivery of Stock Certificates. As soon as practicable after the exercise of this Warrant, and in any event within five (5) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to Holder or to the person or entity such holder may direct (and upon payment by such holder of any applicable transfer taxes), a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Warrant Stock to which the holder or its designee shall be entitled upon such exercise.

     6. Adjustment of Warrant Stock Issuable Upon Exercise. If the Company at any time or from time to time after the date of this Warrant but before expiration effects a split or subdivision of the outstanding shares of its then outstanding common stock into a greater number of shares of common stock, or if the Company effects a reverse split of the outstanding shares of its common stock into a lesser number of shares of common stock, (by reclassification or otherwise than by payment of a dividend in common stock), then, and in each such case, the number of shares called for on the face of this Warrant (or the face of any replacement Warrant issued upon partial exercise) shall be adjusted proportionally, and the exercise price with respect to such adjusted number of shares also shall be adjusted proportionally.

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     7. Reservation of Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of common stock that would be issuable upon the exercise, in whole, of this Warrant or any replacement Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

     8. Ownership, Transfer and Substitution of Warrant. The Company will treat Holder as the owner and holder of this Warrant for all purposes, until the Company receives notice to the contrary. This Warrant shall be transferable by Holder, and the Company shall recognize on its books and records any lawful transfer of this Warrant upon receipt of notice of such transfer by Holder. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft of destruction of this Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9. No Rights or Liabilities as Stockholder. Nothing herein shall give or shall be construed to give Holder any of the rights of a shareholder of the Company including, without limitation, the right to vote on matters requiring the vote of shareholders, the right to receive any dividend declared and payable to the holders of common stock, and the right to a pro-rata distribution upon the Company's dissolution.

     10. Authorization; No Breach. The Company represents and warrants that (i) the Company is duly organized, validly existing, and in good standing under the laws of the State of Nevada, and has the requisite power and authority to issue this Warrant and the Warrant Stock; (ii) the number of shares of Warrant Stock issuable upon the entire exercise of this Warrant are presently authorized but unissued; (iii) the issuance of this Warrant and the issuance of the Warrant Stock issuable upon exercise of this Warrant have been authorized and approved by all necessary corporate action; (iv) the execution, delivery and issuance of this Warrant and the issuance of the Warrant Stock underlying this Warrant will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or the provision or provisions of any agreement to which the Company is a party or is subject, or by which any of the Company's property is bound, or conflict with or constitute a material default thereunder, or result in the creation or imposition of any lien pursuant to the terms of any such agreement, or constitute a breach of any fiduciary duty owed by the Company to any third party, or require the approval of any third party pursuant to any contract, agreement, instrument, relationship or legal obligation to which the Company is subject or to which any of its properties may be subject, except for the approvals set forth on Exhibit A to the Promissory Note from the Company to Holder of even date herewith; and (v) when issued, both this Warrant and the Warrant Stock issuable upon exercise of this Warrant shall be duly and validly issued, fully paid and nonassessable.

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     11. Registration Right. If the Company shall determine to register any of its common stock either for its own account or the account of a security holder or holders, other than a registration relating solely to (i) employee benefit plans, or (ii) registration on any registration form that does not permit secondary sales, the Company will: (a) promptly give written notice of the proposed registration to the holder of any Warrant Stock issued or issuable upon the exercise of this Warrant (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under applicable blue sky laws); and (b) include in such registration (and any related qualification or other compliance filing under applicable blue sky laws), and in any underwriting involved therein, all or any portion of the Warrant Stock then issued or issuable upon exercise of this Warrant as specified in a written request made by such holders within thirty (30) days after receipt of the written notice from the Company described in clause (a) above, provided, however, that if the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise such holders as part of the written notice described in clause (a) above. In such event, such holders' rights to registration pursuant to this Section 11 shall be conditioned upon participation in such underwriting and the inclusion of stock in the underwriting to the extent provided herein. Such holders and the Company (and any other security holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the representatives of the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provisions of this Section 11, if the representatives of the underwriter or underwriters determine in good faith that marketing factors make it advisable to impose a limitation on the number of secondary shares to be underwritten, the number of such secondary shares, if any, that may be included in the registration and underwriting on behalf of such holders, and any other security holders proposing to distribute their securities of the Company through such underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of securities that they had requested to be included in such registration at the time of filing the registration statement. If such holders disapprove of the terms of any such underwriting, they may elect to withdraw therefrom by written notice to the Company and the representatives of the underwriter or underwriters.

          11.1 Lock-up Agreement. Notwithstanding any other provision of this
Section 11, in the event that (A) the Company shall file any registration statement within one hundred twenty (120) calendar days after the date hereof, and (B) Holder otherwise would have the right to include securities in such registration under this Section 11, Holder hereby agrees that, notwithstanding the inclusion of any shares beneficially owned by Holder in such registration, Holder will not sell any such registered securities for a period of one hundred eighty (180) calendar days from the effective date of such registration statement. The Company agrees that, in such event, the Company will take all action necessary to cause such registration statement to remain effective for a period of at least ninety (90) calendar days after the date that Holder first becomes able to sell any securities included in the registration in light of the contractual restriction set forth in this Section 11.1 or until Holder has informed the Company in writing that the distribution of Holder's securities included in the registration has been completed, and shall prepare and file with the Securities and Exchange Commission such amendments and supplements, if any, to such registration statement and the prospectus used in connection

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therewith as may be necessary to keep such registration statement effective for the period described in this Section 11.1.

     12. Notices. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed (a) if to any holder of any Warrant or Warrant Stock, at the registered address of such holder as set forth in the register kept at the principal office of the Company, or (b) if to the Company, at its principal office, or to such other location as the Company shall have furnished to each holder of any Warrants or Warrant Stock in writing, provided that the exercise of any Warrants shall be effective only in the manner provided in Section 2.

     13. Miscellaneous. This Warrant embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. There are no unwritten oral agreements between the parties with respect to the subject matter hereof. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by the laws of the State of Washington. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.


                                       PACIFIC AEROSPACE & ELECTRONICS, INC.



                                       By: /s/ DONALD A. WRIGHT
                                           -------------------------------------
                                           Donald A. Wright,  President

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                                    Exhibit A

                                  SUBSCRIPTION
                                  ------------

     (To be executed by the holder of the Warrant to exercise the right to purchase common stock evidenced by the Warrant)

      To:   Pacific Aerospace & Electronics, Inc.
            434 Olds Station Road
            Wenatchee, Washington 98801

     The undersigned hereby irrevocably subscribes for ___________shares of the common stock, par value $.001 per share, of Pacific Aerospace & Electronics, Inc., a Washington corporation, pursuant to and in accordance with the terms and conditions of a Warrant dated February 5, 1998 (the "Warrant"), and tenders with the Warrant and this Subscription Agreement payment of $______________ as payment for the shares, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below.

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     The undersigned agrees that, upon issuance of the shares, the undersigned will execute an investment letter in the form attached hereto as Exhibit 1, to reflect that the shares are being acquired for investment purposes and not with a view toward their resale or distribution to the public.



                                  ----------------------------------------------
                                  Signed


                                  ----------------------------------------------
                                  Dated

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                                    Exhibit 1
                                    ---------


Pacific Aerospace & Electronics, Inc.
434 Olds Station Road
Wenatchee, WA 98801

          Re: ___________ shares of common stock, $.001 par value per share, of Pacific Aerospace & Electronics, Inc. , a
          Washington corporation (the "Shares")

Ladies and Gentlemen:

     This letter is given to you in connection with the undersigned's acquisition of the above described Shares.

     1. The Shares are being acquired by the undersigned for investment for the undersigned's own account and not on behalf of any other persons, and not with a view to, or for resale or other distribution in connection with, any distribution of all or any part of the Shares, unless pursuant to a transaction exempt from the registration and prospectus delivery requirements of state and federal securities laws.

     2. You shall not be required to effect, permit or recognize any sale, offer for sale, exchange, transfer, assignment or pledge of any or all of the Shares unless they are registered under the Securities Act of 1933, and any applicable state securities acts (collectively, the "Acts"), or unless you are furnished with an attorney's opinion, reasonably acceptable to you, that such registration is not required; and you shall be entitled to cause legends to this effect to be endorsed on any certificates evidencing the Shares. Further, you shall have the right to place a stop-transfer order with your Secretary or transfer agent pursuant to which transfer of all or any portion of the Shares shall be prohibited except upon a proper showing of compliance with this letter.

     3. Except as to the undersigned's registration rights set forth in the Common Stock Purchase Warrant dated February 5, 1998, the undersigned understands that it must bear the economic risk of this investment for an indefinite period of time because the Shares have not been registered under the Acts, and consequently cannot be sold or otherwise transferred unless they are subsequently registered under the Acts or exemptions from registration are available.

                                       Very truly yours,

Dated: _______________, 199__
                                       -----------------------------------------

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